Exhibit 99.1

January 27, 2020

Mr. Patrick Bertagna

CEO & Chairman

GTX Corp

117 West 9th Street

Suite 1214

Los Angeles, CA 90015

Re: Voluntary Resignation

Dear Patrick:

It has been a pleasure working with you and GTX Corp for all these years. I have held several roles, since 2005 ranging from advisor, to the COO and most recently as a board member. As we recently discussed, I am planning to retire in 2020 so the time has come for me to step down as a board member.

Please accept my resignation effective January 31, 2020.

Sincerely,

Christopher M. Walsh

CMW/cmw

CW Resources, Inc. ● 800 West 1st Street, Suite 2305 ● Los Angeles, CA 90012 ● Tel: 213 625 1155 ● Fax: 213 625 1151 ● ca_footwear@msn.com